EXHIBIT 10.10

                           HEMACARE CORPORATION

                        LOAN REIMBURSEMENT AGREEMENT


		This Loan Reimbursement Agreement is made and entered into by and between HemaCare Corporation, a California corporation having its principal place of business at 4954 Van Nuys Boulevard, Sherman Oaks, California 91403 (hereinafter, "HemaCare") and Joshua Levy, M.D., a resident of Valley Village, California (hereinafter, the "Medical Director"), effective July 31, 1997.

                               RECITALS

A.   WHEREAS, the Medical Director is currently employed by HemaCare;

B. WHEREAS, Hemabiologics, Inc. ("Hemabiologics"), a wholly-owned subsidiary of HemaCare, loaned the Medical
Director a total of Ninety-Eight Thousand, Three Hundred and
Seven Dollars ($98,307.00) in 1994 and 1995 (the "Loan"); and

C. WHEREAS, the Medical Director and Hemabiologics desire to set forth in writing their agreement with respect to the outstanding loan.

D.   WHEREAS, it is agreed that this Loan Reimbursement
Agreement supersedes the terms, conditions, and limitations of any prior loan notes.

                            AGREEMENT

		NOW, THEREFORE, for and in consideration of the promises, covenants and agreements herein contained, the parties agree as follows:


                            ARTICLE 1

                           Employment
                           ----------

     		1.1	Employment.  The Medical Director is currently
an employee of HemaCare.

		1.2	Term.	 This agreement shall be for a five
(5) year term commencing on July 31, 1997, subject to the provisions of Article 3.

		1.3	Supersedes Prior Agreement.  This agreement
supersedes the loan agreement dated January 1996 between the Medical Director and Hemabiologics.

                            ARTICLE 2

                          Loan Repayment
                          --------------

		The outstanding balance of the loan, adjusted for accrued interest, will be reduced each year of the Medical
Director's employment as follows:

                                          August 1
 Year         Annual Reduction          Loan Balance
--------      ----------------          ------------

1996/97                                 $92,909
1997/98          $23,689                 77,833
1998/99           23,689                 61,178
1999/2000         23,689                 42,779
2000/01           23,689                 24,226
2001/02           23,689                      0

Hemabiologics currently holds 40,000 shares of HemaCare stock as collateral against the loan. If the value of the shares exceeds the loan balance value on any of the loan reduction dates above, after loan reduction, Hemabiologics will return any excess shares to the Medical Director. If the value of the shares is less than the loan balance value on any of the loan reduction dates above, no shares will be returned to the Medical Director.

                         ARTICLE 3
                   Termination of Agreement
                   ------------------------

		Either the Medical Director or HemaCare may terminate this Agreement, at any time, without cause, and without notice.

		3.1	Termination by HemaCare Without Cause. In the
event that HemaCare exercises its right to terminate this Agreement without cause, Hemabiologics shall agree to fully forgive the then outstanding Loan balance owed by the Medical
Director and return all HemaCare stock held as collateral against the loan at that date.

		3.2	Termination by HemaCare With Cause.  In the
event that HemaCare terminates this agreement for cause (as defined below), the Medical Director will be obligated to immediately repay the then outstanding Loan balance to Hemabiologics, and Hemabiologics will return all HemaCare stock held as collateral against the loan at that date

		For purposes of this Agreement, the term "for cause" shall include, but not be limited to, any of the following:

                a) Any actual conflict of interest or competition against HemaCare. The willful failure of the Medical
Director to substantially perform his duties as Medical
Director.  No act, or failure to act, on the Medical
Director's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of HemaCare;
                            -3-
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                b) The Medical Director's conviction of a crime
involving a felony, fraud, embezzlement or the like; or

                c) The engaging by the Medical Director in conduct, or the taking by the Medical Director of any action, which is materially injurious to HemaCare or any of its affiliated entities.

		3.3	Resignation.  In the event that the Medical
Director resigns from his employment, the Medical Director will be required to immediately reimburse the full amount of the then outstanding Loan balance to Hemabiologics, and thereafter, Hemabiologics will return all HemaCare stock held as collateral against the loan at that date.

		3.4	Termination on Disability or Death.  This
Agreement will terminate automatically upon the death of the Medical Director or upon the legal, physical or mental incapacity of the Medical Director to perform his duties for any period in excess of six (6) months. If the Medical
Director dies or is mentally and/or physically incapacitated for a period of more than six (6) months, Hemabiologics will fully forgive the outstanding Loan balance and return all HemaCare stock held as collateral against the loan at that date.

		3.5	Loan Balance.  For purposes of this agreement,
the outstanding Loan balance shall be determined by increasing the Loan balance at the July 31st date immediately preceding the event of employment termination as follows:
Interest will be calculated at an annual interest rate of 10%
(the "Updated Loan"), decreasing the Updated Loan by a pro rata share of the annual reduction amount. The pro rata share will be calculated by multiplying the annual reduction amount of $24,212 by a fraction of the numerator of the number of days of employment since the August 1st date immediately preceding the date of employment termination, the denominator of which is 365. For example, if employment termination occurred on September 12, 2000, the Loan balance would be calculated as follows:

    Loan Balance at July 31, 2000                            $42,779
    Interest at 10% from August 1 to September 12, 2000          494
                                                             --------
    Updated Loan                                              43,273
    Pro Rata Share of Annual Reduction (43/365 x $23,689)     (2,790)
                                                             --------
    Loan Balance                                             $40,483
                                                             ========

                           ARTICLE 4

                         Miscellaneous
                         -------------

		4.1	Entire Agreement.  This Agreement constitutes
the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all other agreements, communications, understandings, promises, stipulations, arrangements, whether any of the same are either oral or in writing, or express or implied, between the parties hereto with respect to the subject matter hereof
 . No change to or modification of this Agreement shall be valid or binding unless the same shall be in writing and signed by both the Medical Director and the president of HemaCare.

		4.2	Waivers.  A waiver of any provision of this
Agreement shall not be valid unless such waiver is in writing and signed by the party or person to be charged, and no waiver of any provision hereof shall be deemed or construed as a waiver of the same or any different provisions in the future. Furthermore, the failure of a party to insist upon strict adherence to any term of this provision of this Agreement, shall not (a) be a waiver of that term or provision, (b) estop the party from enforcing that term or provision, or (c) preclude that party from enforcing that term or provision by laches. The receipt of a party of any benefit under this Agreement shall not effect a waiver or estoppel of the right of that party to enforce any provision of this Agreement.

		4.3	Assignment.  This Agreement shall not be
assignable, in whole or in part, by the Medical Director.
HemaCare shall have the right and power to assign this Agreement, as well as its rights and obligations hereunder, by advising the Medical Director of such an assignment in writing.

		4.4	Severability.  In the event that any one or
more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable, in any respect, by a court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

		IN WITNESS WHEREOF, the parties hereto acknowledge that they have read this Agreement, fully understand it, and have freely and voluntarily entered into it.


                                    "Medical Director:

Dated:  1/30/98                     By: /s/ Joshua Levy
      ------------------               --------------------------
                                       Joshua Levy, M.D.

                                    HemaCare"

Dated:  1/30/98                     By: /s/ Hal I. Lieberman
      -------------------              --------------------------
                                       Hal Lieberman, President
                                       and Chief Executive Officer
                                       for HemaCare Corporation

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